August [9], 2021

To the Board of Directors of US Lighting Group, Inc.:

Re: Resignation from Director and Officer Positions

To the Board of Directors:

I hereby resign as a director and as an officer of US Lighting Group, Inc., a Florida corporation (the "Corporation"), effective as of the date set forth above.

My resignation is not the result of any disagreement with the Corporation or any other entity on any matter relating to the operations, policies (including accounting or financial policies) or practices of the Corporation.

Sincerely,

Paul Spivak